Exhibit 99.3

                                 TAG-IT PACIFIC


October 14, 1998

Gerard Guez

          RE:  Binding Letter of Understanding

Dear Gerard:

         This letter sets forth the agreement by you to invest in Tag-It Pacific, Inc. (the "Company").

         Gerard Guez, or if this agreement is assigned to and agreed to in writing by Todd Kay and/or Tarrant Apparel Group, Tarrant Apparel Group and/or Todd Kay, as applicable (in any case, the "Investor"), agrees to purchase 2,390,000 newly issued shares of the Company's common stock at a per share price of $1 1/8. The closing of the purchase of the shares hereunder shall occur on October 16, 1998. Both parties agree to make no public disclosures regarding the transaction documented by this agreement prior to October 23, 1998, except that the Company can issue a press release disclosing the number of shares sold and the sales price. The Investor agrees that:

     1. Prior to the termination of the Non-Transfer Period (as defined below), the Investor shall not be permitted to sell or transfer any of its shares, except for bona fide pledges as security for indebtedness, unless the transfer (i) is approved by the Company in its sole discretion, (ii) is to the Company, (iii) is to any trust or other entity controlled by the Investor for personal tax or estate reasons and the transferee agrees in writing to be bound by each of the terms of this Agreement and that certain letter agreement (the "Side Agreement") of even date herewith among the Dyne Shareholders (as defined below) and the Investor to the same extent as if such transferee were the "Investor" hereunder, (iv) to a limited liability company which is and at all times remains wholly owned (beneficially and of record) and controlled by Gerard Guez, Todd Kay and the Tarrant Apparel Group and which agrees in writing to be bound by each of the terms of this Agreement and the Side Agreement to the same extent as if such transferee were the "Investor" hereunder, or (v) to Tarrant Apparel Group, provided Tarrant Apparel Group agrees in writing to be bound by each of the terms of this Agreement and the Side Agreement to the same extent as if such transferee were the "Investor" hereunder. Any approvals granted by the Board shall be in its sole and absolute discretion. The "Non-Transfer Period" is defined as two years from the date of acquisition of the Company shares pursuant to this agreement.

     2. Following the Non-Transfer Period, the Investor may sell or transfer any of such shares provided that any such sale (i) is in accordance with the volume restrictions set forth in Rule 144, or (ii) is part of a secondary offering initiated by the Company, or (iii) is a block sale in a bona fide private transaction to a third party financial or strategic investor. To the extent that a block sale or any other sale not contemplated by the preceding clauses (i) or (ii) is executed, the Company shall have the right of first refusal, which right will be assignable, to purchase such shares upon the same (or economically equivalent) terms and conditions as are set forth in the proposed block sale.

     3. During the Non-Transfer Period, the Investor shall agree to not vote in favor of any merger, asset sale or other extraordinary transaction involving the Company, if such transaction is not approved by the majority of the Board of Directors; provided, however, in the event that the price to be paid per share pursuant to such transaction is at least $8.00 per share, the Investor shall not be prohibited from voting in favor of such transaction. The value of any non-cash consideration shall be determined by the Board, with the advice of its outside investment banker.

     4. During the Non-Transfer Period, neither the Investor, nor any person or entity affiliated with or controlled by the Investor, shall purchase any additional shares of the Company's common stock, without the Company's consent, in its sole and absolute discretion (except as provided in the Side Agreement). The Company will prior to the closing procure from the Dyne Shareholders (Harold Dyne, Colin Dyne, Mark Dyne, Larry Dyne and Jonathan Burstein) an agreement that during the Non-Transfer Period, none of the Dyne Shareholders, nor any person or entity affiliated with or controlled by the Dyne Shareholders, shall purchase any additional shares of Company common stock, other than from each other or the Company, without the Investors consent, in its sole and absolute discretion (except as provided in the Side Agreement).

     5. Of the shares purchased hereunder by Investor, 386,778 of such shares, as adjusted for stock splits, stock dividends and other similar transactions, shall be referred to herein as the "Neutral Shares." So long as the Dyne Shareholders hold more than 1,000,000 shares of the Company's common stock, the Neutral Shares shall be voted in the same proportion as all other outstanding shares of the Company are voted on all matters presented to the Company's shareholders. A legend shall be placed on the certificate(s) representing the Neutral Shares to reflect these restrictions and Investor agrees to cause any and all transferee to sign an agreement to be subject to such restrictions. The number of Neutral Shares shall be reduced share by share by any shares of Company common stock purchased by the Dyne Shareholders from the Company. The specific shares that will cease to be Neutral Shares shall be designated by the Investor.

     6. During the Non-Transfer Period, the Investor shall have the right to vote its shares, other than the Neutral Shares, in accordance with its own objectives; provided, that neither the Investor, nor an entity affiliated with or controlled by the Investor, shall promote or initiate, or encourage another party to promote or initiate, a proxy solicitation or vote contest in opposition to the management or the Board of the Company, nor shall the Investor, nor any entity affiliated with or controlled by the Investor, solicit proxies against the management or the Board of the Company.

     7. The Investor agrees that until after the Annual Meeting of Stockholders of the Company held in 2000, the Investor shall vote its shares in the same proportion as all other outstanding shares voted with respect to the election of directors by the Company; provided, however, that, except as set forth above, the Investor shall be entitled to cast its votes with respect to shares, other than the Neutral Shares, on other matters raised before the shareholders in its sole and absolute discretion. Notwithstanding the foregoing, Investor agrees to vote its shares to approve any amendment increasing the number of shares of Company common stock reserved for issuance under the Company's stock incentive plan, up to a maximum 900,000 shares, as adjusted for stock splits, stock dividends and other similar transactions.

     8. Until after the Annual Meeting of Stockholders of the Company held in 2000, the Investor agrees not to nominate, or cause to be nominated, any directors for election at any annual meeting.

     9. The Investor shall be granted piggyback registration rights in order to sell shares through a secondary offering pari passu with those rights granted to the Dyne Shareholders. The Investor shall have the right to sell the same proportion of Company shares held by it as any shares being sold by the Dyne Shareholders, subject to any restrictions imposed on each of these groups by the underwriter as well as general market conditions. All expenses incurred in effecting any such registration, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by such registration shall be borne by the Company; provided, however, that the Investor shall bear its own legal expenses (if it retains separate counsel) and all underwriting discounts or brokerage fees or commissions relating to the sale of its shares pursuant to such registration.

     10. The Company's shareholder rights plan will be amended to allow the Investor to acquire the shares purchased hereunder without triggering such plan.

     11. The parties intend that the principal terms and conditions will be set forth in a definitive agreement which shall be executed by all parties, however if a definitive purchase and shareholder agreement is not executed prior to the closing date, this Agreement shall be binding. The shares issuable hereunder shall be restricted securities under the Securities Act of 1933, as amended, and will contain appropriate securities legends and legends referencing this agreement. The Investor represents that it is an accredited investor as that term is defined by Rule 501 under the Securities Act of 1933, as amended. The Investor will make no public announcement of the matters contemplated hereby until such time as the Investor is required to make such disclosure under Section 13 or 16 of the Securities Exchange Act of 1934, as amended. The Company represents and warrants that its Annual Report on Form 10-K for the year ended December 31, 1997, Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, and Proxy Statement for the 1998 Annual Meeting of Stockholders, as of the date each was filed with the Securities and Exchange Commission, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements, in light of the circumstances under which they were made, not misleading.

     12. This letter represents the entire agreement between us pertaining to the subject matter hereof. There are no warranties, representations or other agreements between us in connection with the subject matter hereof except as set forth or referred to herein. The agreement contained herein shall bind and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of the respective parties. The agreement contained herein may be amended or modified only by the written agreement of each of us. You and we agree that this document has been executed and delivered in the State of California and shall be construed, enforced and governed by the laws thereof. In the event of any action, suit or proceeding brought under or in connection with this agreement exclusive venue and jurisdiction shall lie with the state and federal courts sitting in the County of Los Angeles, City of Los Angeles, State of California, and the prevailing party therein shall be entitled to recover, and the other party hereto agrees to pay, the prevailing party's costs and expenses in connection therewith, including reasonable attorneys fees.

         If the foregoing accurately sets forth our agreement and understanding, please countersign this letter where indicated.


                                                     Very truly yours,

                                                     TAG-IT PACIFIC, INC.



                                                     By: /s/ Colin Dyne
                                                         -----------------------



Agreed to and Accepted:

October __, 1998



    /s/ Gerard Guez
----------------------------
Gerard Guez